Exhibit 4.3

                                     FORM OF

                                   CERTIFICATE

                                       OF

                                   DESIGNATION

                                       OF

                  6-1/2% REDEEMABLE PAY-IN-KIND PREFERRED STOCK

                                       OF

                               GGS HOLDINGS, INC.

                          ---------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                          ---------------------------

            GGS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 1,000,000 shares of a class of capital stock designated as preferred stock, par value $0.01 per share (the "Preferred Stock"), by the unanimous written consent of the Board of Directors of the Corporation on __________, 1996 pursuant to Section 141(f) of the Delaware General Corporation Law.

            RESOLVED, that there is hereby designated a series of Preferred Stock, par value $0.01 per share, consisting of 100,000 shares of the Corporation, which will be issued in a series entitled "6-1/2% Redeemable Pay-in-Kind Preferred Stock".

            RESOLVED, that the issuance of 47,500 shares of 6-1/2% Redeemable Pay-in-Kind Preferred Stock, par value $0.01 per share to Rockwell International Corporation, is hereby authorized and the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of such series, in addition to those set forth in the Amended and Restated Certificate of Incorporation of the Corporation are hereby fixed as follows:

              6-1/2% REDEEMABLE PAY-IN-KIND PREFERRED STOCK

            1. NUMBER OF SHARES. (a) The designation of the series of Preferred Stock, par value $0.01 per share, provided for herein shall be "6-1/2% Redeemable Pay-in-Kind Preferred Stock" (hereinafter referred to as the "6-1/2% Preferred Stock"), and the number of authorized shares constituting 6-1/2% Preferred Stock is 100,000. Unless specifically provided to the contrary, the term 6-1/2% Preferred Stock shall include Additional Shares of 6-1/2% Preferred Stock (as hereinafter defined). The shares of 6-1/2% Preferred Stock shall only be issued in connection with the consummation of the transactions contemplated by the Purchase Agreement (as hereinafter defined), and pursuant to Section 2 hereof.

            (b) All shares of 6-1/2% Preferred Stock redeemed, purchased or otherwise acquired by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 6-1/2% Preferred Stock.

            (c) The 6-1/2% Preferred Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other series of Preferred Stock duly established and hereafter created by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the 6-1/2% Preferred Stock (the "Senior Preferred Stock"), (ii) on a parity with any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank on a parity with the 6-1/2% Preferred Stock, whether now existing or hereafter created (the "Parity Preferred Stock"), and (iii) prior to any other class or series of capital stock of the Corporation, including, without limitation, all classes of common stock and nonvoting common stock of the Corporation (collectively, the "Common Stock"), whether now existing or hereafter created (all of such classes or series of capital stock of the Corporation to which the 6-1/2% Preferred Stock ranks prior, including, without limitation, the Common Stock and junior securities convertible into or exchangeable for other junior securities, are collectively referred to herein as the "Junior Securities").

            2. DIVIDENDS. (a) Subject to any prior preferences of any Senior Preferred Stock, the holders of the shares of 6-1/2% Preferred Stock shall be entitled to receive


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



when and as declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends on the shares of the 6-1/2% Preferred Stock, at a rate per annum of 6-1/2% multiplied by the liquidation preference thereof. Dividends on shares of the 6-1/2% Preferred Stock shall be payable on December 31 of each year, commencing on December 31, 1996, which date shall be the first day of the next succeeding dividend period (each annual period commencing on December 31, 1996, an "Annual Dividend Period"), or if any such date is not a Business Day (as hereinafter defined), on the next succeeding Business Day (each of such dates being a "6-1/2% Preferred Dividend Payment Date"), in preference to and in priority over dividends on the Junior Securities. Such dividends shall be paid to the holders of record of the 6-1/2% Preferred Stock at the close of business on the date specified by the Board of Directors of the Corporation (the "Record Date") at the time such dividend is declared; provided, however, that such Record Date shall not be more than 60 days nor less than 10 days prior to the respective 6-1/2% Preferred Dividend Payment Date. Dividends on the 6-1/2% Preferred Stock shall be fully cumulative and shall accrue (whether or not earned or declared and, to the extent permitted by law, whether or not there are unrestricted funds of the Corporation legally available for the payment of dividends), without interest, from the initial date of issuance of the 6-1/2% Preferred Stock (the "6-1/2% Preferred Initial Issuance Date") and except that with respect to the first Annual Dividend Period relating to any Additional Shares of 6-1/2% Preferred Stock, dividends shall accrue from the respective initial date of issuance thereof. Dividends with respect to 6-1/2% Preferred Stock, whether or not in arrears, may be declared and paid at any time without reference to any regular 6-1/2% Preferred Dividend Payment Date to holders of record of shares of 6-1/2% Preferred Stock as of the close of business on a date, not more than 60 days nor less than 10 days preceding the payment date thereof, as specified by the Board of Directors of the Corporation at the time the payment of such dividends is declared. The amount of dividends accrued for any shares of 6-1/2% Preferred Stock for any period less than a full Annual Dividend Period shall be calculated on the basis of a 6-1/2% per annum rate for the actual number of days elapsed from the later of the date of issuance of such share of 6-1/2% Preferred Stock or the last 6-1/2% Preferred Dividend Payment Date on which accrued and unpaid dividends were declared and paid with respect to such 6-1/2% Preferred Stock, to and including the date as of which such calculation is made, based on a 365 or 366 day year, as the case may be, and the actual number of days elapsed.

            On each 6-1/2% Preferred Dividend Payment Date and on any other date on which dividends on the 6-1/2% Preferred Stock are paid pursuant to the provisions of this Section 2 that, in each case, occurs prior to the payment of any dividend on any class or series of Common Stock or Junior Securities (a "Junior Stock Dividend") payable in cash or other property (except for dividends payable solely in shares of Common Stock or Junior Securities), the Corporation may pay dividends on the 6-1/2% Preferred Stock, at its option, in cash or by issuing a number of additional shares (or partial shares) of the 6-1/2% Preferred Stock (the "Additional Shares of 6-1/2% Preferred Stock") for each such share (or partial share) of 6-1/2% Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of 6-1/2% of Preferred Stock for the Annual Dividend Period then ended (or such other period for which dividends are so being paid) (expressed as a dollar amount) divided by the liquidation value of one share of 6-1/2% Preferred Stock (expressed as a dollar amount).

            On each 6-1/2% Preferred Dividend Payment Date and on any other date on which dividends on the 6-1/2% Preferred Stock are paid pursuant to the provisions of this Section 2 that, in each case, occurs on or after the payment of any Junior Stock Dividend, the Corporation shall pay all dividends on the 6-1/2% Preferred Stock in cash.

            (b) (i) No dividends (other than as set forth in the succeeding sentence) shall be declared or paid or set apart for payment on any Parity Preferred Stock for any period unless all accrued and unpaid dividends on shares of 6-1/2% Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment and for no other purpose. When dividends are not paid in full upon the shares of 6-1/2% Preferred Stock and any other series of Parity Preferred Stock, all dividends declared on 6-1/2% Preferred Stock and any other series of Parity Preferred Stock shall be declared and paid pro rata so that the amount of dividends so declared per share on 6-1/2% Preferred Stock and per such number of shares of such other series of Preferred Stock having a liquidation value equal to the per share liquidation value of the 6-1/2% Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 6-1/2% Preferred Stock and per such number of shares of such other series of Parity Preferred Stock bear to each other.

            (ii) For so long as any shares of 6-1/2% Preferred Stock are outstanding, no shares of Parity Preferred Stock shall be redeemed or repurchased by the Corporation or any of its Subsidiaries for any consideration (except for shares of Parity Preferred Stock) unless all accrued and unpaid dividends on shares of 6-1/2% Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment and for no other purpose.

            (iii) For so long as any shares of 6-1/2% Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment or other distribution declared or made (in each case, other than dividends or distributions paid solely in shares of Junior Securities, or options, warrants or rights to subscribe for or purchase shares of Junior Securities) upon any Junior Securities, nor will any Junior Securities (or any options, warrants or rights to subscribe for or purchase Junior Securities) be redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries for any consideration (except for shares of Junior Securities, or options, warrants or rights to subscribe for or purchase shares of Junior Securities), unless, in either case, the full amount of cumulative dividends on all shares of 6-1/2% Preferred Stock are paid in full for all prior periods and are paid or set apart for payment in full for the current period. Nothing contained in this Certificate of Designation shall prevent the redemption or repurchase by the Corporation or any of its Subsidiaries for any consideration of shares of Junior Securities pursuant to management investment agreements entered into in connection with, or subsequent to, the transactions contemplated by the Purchase Agreement ("Management Investment Agreements").

            (c) Any dividend payment made on shares of 6-1/2% Preferred Stock shall first be credited against the dividends accrued with respect to the earliest periods for which dividends have not been paid. Holders of shares of 6-1/2% Preferred Stock shall not be entitled to (i) any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the 6-1/2% Preferred Stock, or (ii) any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on the 6-1/2% Preferred Stock which may be in arrears.

            (d) Certificates for Additional Shares of 6-1/2% Preferred Stock shall bear a legend identifying such shares as Additional Shares of 6-1/2% Preferred Stock. Shares of Additional Shares of 6-1/2% Preferred Stock shall be identical in all respects to shares of 6-1/2% Preferred Stock (except that such Additional Shares of 6-1/2% Preferred Stock shall be dated as of the date of issuance and shall accrue dividends from such date) and shall be treated alike.

            (e) All dividends paid with respect to shares of 6-1/2% Preferred Stock pursuant to this Section 2 shall be paid pro rata to the holders entitled thereto.

            3. REDEMPTION. Shares of 6-1/2% Preferred Stock shall be redeemable by the Corporation as provided below (with all references in this Section 3 to a redemption price per share to be adjusted proportionally in respect of partial shares):

            (a) OPTIONAL REDEMPTION. At the option of the Corporation, shares of 6-1/2% Preferred Stock may be redeemed at any time as a whole or in part from time to time, at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared), if any, to the date fixed for redemption.

            (b) MANDATORY REDEMPTION. Prior to the occurrence of (i) a Change of Control (as defined below), (ii) the payment of an Extraordinary Dividend (as defined below), or (iii) a Qualifying Sale (as defined below), the Corporation shall offer to purchase and redeem (the "Extraordinary Event Offer") on the Change of Control Date (as defined below), Extraordinary Dividend Payment Date (as defined below) or Qualifying Sale Date (as defined below), as the case may be, all shares of 6-1/2% Preferred Stock (including all Additional Shares of 6-1/2% Preferred Stock) outstanding at such date at a purchase price, payable in cash, equal to the per share liquidation preference thereof, plus accrued and unpaid dividends (whether or not earned or declared), if any, to the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be. Any Extraordinary Event Offer may be expressly conditioned on the occurrence of a Change of Control, a Qualifying Sale or the payment of the Extraordinary Dividend, as the case may be, and if the Change of Control, the Qualifying Sale or the payment of the Extraordinary Dividend, as the case may be, does not occur, the Corporation will have no further obligation in respect of such Extraordinary Event Offer; provided, however, that the termination of an Extraordinary Event Offer resulting from the failure of such Change of Control, such Qualifying Sale or payment of such Extraordinary Dividend, as the case may be, to occur shall not affect the obligation of the Corporation with respect to any subsequent Extraordinary Event Offers.

            Also subject to compliance with any then applicable requirements of any federal or state securities laws, notice of an Extraordinary Event Offer shall be mailed by the Corporation not less than 20 Business Days before the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be, to each holder of the 6-1/2% Preferred Stock. Such notice shall be mailed, by registered or certified mail (return receipt requested), postage prepaid, or delivered by hand to each holder of the shares of 6-1/2% Preferred Stock at such holder's address as the same appears on the stock transfer books of the Corporation. Also subject to compliance with any then applicable requirements of any federal or state securities laws, the Extraordinary Event Offer shall remain open from the time of mailing or delivery until the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be. The notice, which shall govern the terms of the Extraordinary Event Offer, shall state:

            a. that the Extraordinary Event Offer is being made pursuant to this
      Section 3(b) and that all shares of 6-1/2% Preferred Stock will be accepted for payment of cash in the amount of the liquidation preference thereof, plus accrued and unpaid dividends thereon (whether or not earned or declared) to the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be;

            b. the purchase price and the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be;

            c. that any shares of 6-1/2% Preferred Stock not tendered will continue to accrue dividends;

            d. that any shares of 6-1/2% Preferred Stock accepted for payment pursuant to the Extraordinary Event Offer shall cease to accrue dividends after the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be;

            e. that holders of 6-1/2% Preferred Stock electing to have shares of 6-1/2% Preferred Stock purchased pursuant to a Extraordinary Event Offer will be required to surrender the shares of 6-1/2% Preferred Stock, to the Corporation at the address specified in the notice prior to the close of business on the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be;

            f. that holders of 6-1/2% Preferred Stock will be entitled to withdraw their election if the Corporation receives, not later than the close of business on the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the number of shares of 6-1/2% Preferred Stock the holder of 6-1/2% Preferred Stock delivered for purchase and a statement that such holder is withdrawing his election to have such shares of 6-1/2% Preferred Stock purchased;

            g. that holders whose shares of 6-1/2% Preferred Stock are purchased only in part will be issued new shares of 6-1/2% Preferred Stock equal in number to the unpurchased number of the shares of 6-1/2% Preferred Stock surrendered; and

            h. that the Extraordinary Event Offer is conditioned on the occurrence of the Change of Control or Qualifying Sale or the payment of the Extraordinary Dividend described therein.

            On the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be, the Corporation shall accept for payment all shares of 6-1/2% Preferred Stock tendered pursuant to the Extraordinary Event Offer, promptly mail to the holders of shares of 6-1/2% Preferred Stock so accepted payment in an amount equal to the purchase price for all shares so accepted, and promptly mail to such holders a new certificate representing a number of shares equal to any untendered portion of the shares of 6-1/2% Preferred Stock surrendered.

            (c) NOTICE OF REDEMPTION; OTHER REDEMPTION PROCEDURES. (i) Whenever shares of 6-1/2% Preferred Stock (including Additional Shares of 6-1/2% Preferred Stock) are to be redeemed pursuant to Section 3(a), a notice of such redemption shall be mailed, by registered or certified mail (return receipt requested), postage prepaid, or delivered by hand to each holder of shares of the 6-1/2% Preferred Stock at such holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall be mailed or delivered not less than 10 days and not more than 60 days prior to the date fixed for redemption. Each such notice shall state: (i) the date fixed for redemption (the "Redemption Date"); (ii) the number of shares of 6-1/2% Preferred Stock to be redeemed; (iii) the redemption price (including the amount of accrued and unpaid dividends to the Redemption Date);

(iv) the place or places where such shares of 6-1/2% Preferred Stock are to be surrendered for payment of the redemption price (including the amount of accrued and unpaid dividends to the Change of Control Date, Extraordinary Dividend Payment Date or Qualifying Sale Date, as the case may be); (v) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption; and (vi) the extent, if any, to which Additional Shares of 6-1/2% Preferred Stock are being redeemed. If fewer than all shares of 6-1/2% Preferred Stock held by a holder are to be redeemed, the notice mailed to such holder shall specify the number of shares to be redeemed from such holder. Except as required by applicable law, no defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings.

            (ii) Notice having been mailed as described in Section 3(c)(i), and if, on or before the redemption date specified in such notice, an amount in cash sufficient to redeem in full on the redemption date and at the applicable redemption price, together with accrued and unpaid dividends to such redemption date, all shares of 6-1/2% Preferred Stock called for redemption shall have been irrevocably set apart so as to be available for such purpose and only for such purpose, or shall have been paid to the holders thereof, then effective as of the close of business on such redemption date, dividends on the shares of 6-1/2% Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends to the redemption date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate of like terms and having the same date of original issuance shall be issued representing the unredeemed shares without cost to the holder thereof.

            (iii) In the event that fewer than all shares of 6-1/2% Preferred Stock are redeemed pursuant to Section 3(a), except as expressly provided herein, the Corporation may elect whether to redeem shares of 6-1/2% Preferred Stock generally, only Additional Shares of 6-1/2% Preferred Stock or any combination thereof. Any such redemption of Additional Shares of 6-1/2% Preferred Stock or other 6-1/2% Preferred Stock shall be made pro rata among Additional Shares of 6-1/2% Preferred Stock or other 6-1/2% Preferred Stock, as the case may be.

            (iv) Nothing contained in this Certificate of Designation shall limit any legal right of the Corporation or any Subsidiaries or Affiliates (as defined below) to purchase or otherwise acquire any shares of 6-1/2% Preferred Stock at any price, whether higher or lower than the redemption price, so long as the holder thereof shall agree thereto.

            4. LIQUIDATION. (a) Upon a liquidation, winding up or dissolution of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of 6-1/2% Preferred Stock then outstanding shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities but after legally required distribution of such assets among, or legally required payment thereof over to, creditors of the Corporation and to holders of any Senior Preferred Stock, to receive from the assets of the Corporation available for distribution to stockholders, an amount in cash equal to $1,000 (subject to adjustment as provided below) per share (pro rated for fractional shares), plus, in each such case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to and including the date of final distribution to the holders of 6-1/2% Preferred Stock. After any such payment in full, the holders of shares of the 6-1/2% Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation. As used in this Certificate of Designation, the terms "liquidation preference" and "liquidation value" (and other terms of similar import) shall mean $1,000 per share.

            (b) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this
Section 4.

            (c) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subsection (a) of this



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

Section 4, the amount available for distribution shall be shared pro-rata by the holders of shares of 6-1/2% Preferred Stock and the holders of any other class or series of Preferred Stock ranking on a parity with the shares of 6-1/2% Preferred Stock and no distribution shall be made on account of any class or series of Junior Securities.

            (d) Subject to the rights of the holders of shares of any class or series of Preferred Stock ranking on a parity with or prior to the shares of 6-1/2% Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the shares of 6-1/2% Preferred Stock as provided in Section 4(a), but not prior thereto, any Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 6-1/2% Preferred Stock shall not be entitled to share therein.

            5. VOTING. (a) The holders of record of shares of 6-1/2% Preferred Stock shall have no voting rights, except as described in the third sentence of this Section 5 and upon the occurrence of (i) the failure by the Corporation to declare and pay all accrued dividends on the 6-1/2% Preferred Stock on any 6-1/2% Preferred Dividend Payment Date or (ii) the failure of the Corporation to satisfy its obligations specified in Section 3(b). Upon the occurrence of any of the events set forth in clauses (i) or (ii) of the preceding sentence, the number of members of the Corporation's Board of Directors shall be increased by two directors, and the holders of a majority of the outstanding shares of 6-1/2% Preferred Stock, voting as a separate class, shall be entitled to elect two additional members of the Corporation's Board of Directors; provided, however, that such right to elect two additional members of the Corporation's Board of Directors will terminate and such additional directors shall be removed from the Board of Directors when the event giving rise to such right is cured (it being understood that such termination will not affect the rights of the holders of the 6-1/2% Preferred Stock upon a subsequent event giving rise to their right to elect two members of the Corporation's Board of Directors). In addition, the affirmative vote of the holders of at least a majority of the outstanding shares of 6-1/2% Preferred Stock (including the Additional Shares of 6-1/2% Preferred Stock), voting separately as a single class on a one vote per share (pro rated for fractional shares) basis, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or by consent, shall be required for the Corporation to amend, repeal or change any provisions of the Certificate of Incorporation of the Corporation governing the 6-1/2% Preferred Stock or this Certificate of Designation in any manner which would adversely affect, alter or change any powers, preferences or rights of any share of 6-1/2% Preferred Stock. Such holders shall not be entitled to any other voting rights except as specified in this Section 5 and except as otherwise required by law.

            (b) At any time when the right of the holders of 6-1/2% Preferred Stock to elect two members of the Corporation's Board of Directors shall have vested in the holders of 6-1/2% Preferred Stock, the Corporation shall, at the earliest practicable date, call a special meeting of the holders of 6-1/2% Preferred Stock for the purpose of exercising such right. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the Corporation within 60 days after such right shall have vested in the holders of 6-1/2% Preferred Stock, then the holders of record of 25% in number of shares of 6-1/2% Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for special meetings of stockholders and shall be held at a place designated by the holder(s) of 6-1/2% Preferred Stock calling such meeting. In the event of a vacancy in the office of a director whom the holders of 6-1/2% Preferred Stock are entitled to elect occurring by reason of death, resignation, disability or removal, the remaining director whom the holders of 6-1/2% Preferred Stock are entitled to elect shall appoint a new director to fill the unexpired term. If the vacancy is not filled by such appointment or if there is then in office no director who has been elected by the holders of shares of 6-1/2% Preferred Stock, then the vacancy shall be filled by vote of the holders of 6-1/2% Preferred Stock.

            6. RESTRICTIONS ON TRANSFER. (a) Prior to a Qualified Primary Public Offering (as defined below), no sale, offer, assignment, transfer, pledge, hypothecation, encumbrance or other disposition ("Transfer") of any shares of 6-1/2% Preferred Stock shall be permitted without the prior written consent of the Corporation, other than to Affiliates of Rockwell International Corporation, a Delaware corporation ("Rockwell") who are not individuals and who agree in writing to be bound by the transfer restrictions described herein, except that no such consent (other than with respect to a proposed Transfer to a Competitor (as defined below) or an

Affiliate of a Competitor) shall be required upon the failure by the Corporation to declare and pay any annual dividend on the shares of 6-1/2% Preferred Stock or to satisfy its obligations specified under Section 3(b) of this Certificate of Designation. No such consent shall be required with respect to any Transfer of any shares of 6-1/2% Preferred Stock after a Qualified Primary Public Offering, other than with respect to a proposed Transfer of shares of 6-1/2% Preferred Stock to a Competitor or any Affiliate of a Competitor.

            (b) The 6-1/2% Preferred Stock has not been registered under the Securities Act or any applicable state securities or blue sky law and may not be Transferred without such registration unless the Transfer can be effected without such registration and in compliance with the Securities Act and such laws. The holders of shares of 6-1/2% Preferred Stock shall not Transfer any shares of 6-1/2% Preferred Stock, other than pursuant to an effective registration statement under the Securities Act, without first notifying the Corporation prior to such Transfer and, if requested by the Corporation, delivering to the Corporation a written opinion of legal counsel experienced in Securities Act matters, in form and substance reasonably satisfactory to the Corporation, that an exemption from registration is available under the Securities Act and any applicable state securities or blue sky law.

            (c) Each certificate representing shares of 6-1/2% Preferred Stock shall bear the following legend, in addition to any legends required under any applicable state securities or "blue sky" laws:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY INTEREST THEREIN) MAY NOT BE TRANSFERRED, OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, OFFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION CREATING THE SECURITIES REPRESENTED BY THIS CERTIFICATE (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF GGS HOLDINGS, INC. AND WILL BE MAILED TO A SECURITYHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY GGS HOLDINGS, INC. OF A WRITTEN REQUEST THEREFOR FROM SUCH SECURITYHOLDER). NO TRANSFER, OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR INTEREST THEREIN) MAY BE MADE EXCEPT AS OTHERWISE PROVIDED IN SUCH CERTIFICATE OF DESIGNATION AND (A)

            PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS, OR (B) IF GGS HOLDINGS, INC. HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO GGS HOLDINGS, INC., TO THE EFFECT THAT SUCH TRANSFER, SALE, OFFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY SIMILAR REGISTRATION REQUIREMENT UNDER SUCH STATE SECURITIES, OR "BLUE SKY", LAWS.

            7. NO REGISTRATION RIGHTS. No person shall at any time be entitled to registration or similar rights with respect to any shares of 6-1/2% Preferred Stock, other than those that the Corporation may otherwise grant.

            8. ADDITIONAL DEFINITIONS. As used in this Certificate of Designation, the following terms have the meanings specified below:

            "Affiliate" shall mean, with respect to any Person, any individual, corporation, partnership or other entity that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

            "Change of Control" shall mean any event in which Stonington Capital Appreciation 1994 Fund, L.P. ("Stonington") or its Affiliates cease to own in excess of 50% of the voting securities of the Corporation or Goss Graphic Systems, Inc. ("Goss") (or any company into which Goss is merged).

            "Change of Control Date" shall mean the date of consummation of a Change of Control.

            "Closing" shall mean the date of consummation of the transactions contemplated by the Purchase Agreement.

            "Competitor" shall mean any person engaged in the business of designing, developing, engineering, manufacturing, selling, installing or servicing printing press systems for newspaper, insert or commercial printing or other graphic arts.

            "Extraordinary Dividend" shall mean (i) any dividend or dividends on the Common Stock or any other class of capital stock of the Corporation (other than the 6-1/2% Preferred Stock), which other class of capital stock is issued for less than the then fair market value of such capital stock, (ii) any redemptions or purchases by the Corporation (in one or more transactions) of shares of capital stock of the Corporation (other than the redemption or purchase of equity securities pursuant to Management Investment Agreements and other than the redemption or purchase of Senior Preferred Stock which was issued for at least the then fair market value of such Senior Preferred Stock), (iii) any dividends (in one or more transactions) by any Subsidiary of the Corporation on its capital stock to any Person other than the Corporation or one of its Subsidiaries or (iv) any redemptions or purchases
(in one or more transactions) by any Subsidiary of the Corporation of shares of its capital stock from any Person other than the Corporation or one of its Subsidiaries; pursuant to which (A) the aggregate value of such dividends set forth in clause (i) in any twelve month period, plus (B) the aggregate fair market value of such dividends, purchases or redemptions set forth in clauses
(ii) to (iv), is equal to or greater than the aggregate fair market value of 10% of the then outstanding shares of Common Stock.

            "Extraordinary Dividend Payment Date" shall mean the payment date resulting in an Extraordinary Dividend.

            "Person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or other agency or authority.

            "Purchase Agreement" shall mean the Stock and Asset Purchase Agreement, dated as of April 26, 1996, as amended, by and between Goss and Rockwell.

            "Qualified Primary Public Offering" shall mean the completion of a sale of shares pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit plan and other than a registration statement on Form S-4) relating to the public offering of Common Stock representing more than 15% of the then outstanding shares of Common Stock.

            "Qualifying Sale" shall mean the transfer or other disposition by Stonington and/or its Affiliates (other than transfers to Affiliates of Stonington) of such number of shares of capital stock of the Corporation in one or more transactions (including transfers of shares of capital stock of the Corporation held as of the Closing or thereafter acquired, but excluding such shares acquired from the Corporation after the Closing (other than in exchange for other capital stock of the Corporation) at the fair market value thereof) as is equal to or greater than 5% of the shares of Common Stock held by Stonington as of the Closing.

            "Qualifying Sale Date" shall mean the date of consummation of a transaction resulting in a Qualifying Sale.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Subsidiaries" of any Person shall mean any Person of which at least a majority of the outstanding capital stock or other equity interests having voting power under ordinary circumstances to elect directors or members of other management bodies shall at the time be held, directly or indirectly, by such Person, by such Person and one or more Subsidiaries or by one or more Subsidiaries.

            9. REPORTS. The Corporation will promptly furnish to the holders of the 6-1/2% Preferred Stock all quarterly and annual financial reports that it, or any of its Subsidiaries, are required to file with the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934, as amended (or similar reports in the event that it and its Subsidiaries are not at the time required to file such reports with the Commission).

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President and attested by its Secretary this _____ day of _____, 1996.



                                                     ---------------------------
                                                              President



ATTEST:
         -----------------------
         Secretary